NYSE MKT:  EVBN www.evansbank.com  © 2015 by Evans Bancorp Financial Performance and Strategic Outlook February 4, 2016

© 2016 by Evans Bancorp 2 This presentation includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such forward-looking statements. Information on factors that could affect the Company's business and results is discussed in the Company's periodic reports filed with the Securities and Exchange Commission. Forward looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events or otherwise. Safe Harbor Statement

© 2016 by Evans Bancorp 3 $8.2 $7.8 2014 2015 2015 Net Income and Diluted EPS Q4 2015 Net Income and Diluted EPS .Q4 net income reflects executive severance payment and increase in tax provision  .Q4 2014 period impacted by $2.6 million loss from a tax credit investment and corresponding $3.0 million tax credit benefit .Strong total loan growth of 11%; commercial loans up 13% .Deposits grew 13% to  $803 million .Demand deposits and savings accounts increased  $24 million, or 15%, and $76 million, or 21%, respectively Q4 and Full Year 2015 Results $1.92  EPS  $1.82  - 4% $2.3 Q4 2014 Q4 2015 $0.54  EPS  $0.41  - 24% $1.8 ($ in millions, except EPS)

© 2016 by Evans Bancorp 4 Profit Before Tax (Q4 2014 vs Q4 2015) ($ in thousands) $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 Q4 2014 Profit Before Tax excluding Loss on Tax Credit Investment* Loan Loss Provision Net Interest Income Salaries and Employee Benefits (excluding severance) Other Non-interest Expense and Income, net Executive Severance Q4 2015 Profit Before Tax $370 $2,961 ($4) ($350) ($223) ($266) $2,488 .Profit before tax was $2.5 million in Q4 2015 .Down 16%, or $0.5 million, from prior-year period .Excluding severance, down 4% from prior-year period *Q4 2014 Profit before tax excludes Loss of Tax Credit Investment of $2.6 million

© 2016 by Evans Bancorp 5 Profit Before Tax (2014 vs 2015) ($ in thousands) $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 2014 Profit Before Tax excluding Loss on Tax Credit Investment* AG Litigation Expense, net Gain on Fire Insurance Proceeds Net Interest Income Salaries and Employee Benefits (excluding severance) Other Non-interest Expense and Income, net Executive Severance 2015 Profit Before Tax $705 $11,487 $734 $825 ($350) ($1,284) ($507) $11,610 .Profit before tax was $11.6 million in 2015 compared with $11.5 million in 2014 *2014 Profit before tax excludes Loss of Tax Credit Investment of $2.6 million

Building Capabilities & Infrastructure

	2014 - 2015	2016
Expand commercial lending team	Added: • 5 loan reps/BDOs • 3 back office support	Plan: • 3 new lenders (2 moving into commercial role)
Core banking technology system	$0.1 - $0.2 million	$0.4 - $0.6 million
Alternative distribution channels and service capabilities	Rolled out: • Interactive Teller Machine • Cash recycler machines • Consumer mobile check deposit • Online loan applications • Expanded call center capabilities	Plan: • Commercial mobile check deposit • Online account origination • Expand ITM/recycler footprint
Infrastructure	• Lancaster branch rebuilt • Lockport insurance office relocated	

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©2016 by Evans Bancorp
EVANS BANCORP INC

© 2016 by Evans Bancorp 7 2016 Considerations and Focus

© 2016 by Evans Bancorp 8 1.8% 3.3% 4.3% 5.0% 8.9% 25.9% 50.8% EVANS All Others (10) Citizens Bank of America Key Bank First Niagara M&T Bank Market Share  By Deposits: $39.8B Source: FDIC, as of June 30, 2015 (Metropolitan Statistical Area: Buffalo-Cheektowaga-Niagara Falls, NY) Opportunity from Market Disruption .Key Bank purchase of First Niagara will create significant opportunities for market share expansion  EVANS

© 2016 by Evans Bancorp 9 Transformative Growth Phase of Strategy New Four-Year Plan

© 2016 by Evans Bancorp 10 Transformative Growth 2016  1-2 years  3-4 years •$1 billion in assets •Similar earnings to 2015 •Continue to set the stage for accelerated growth Stronger Growth Platform .Expanded electronic distribution channels .Growing commercial business – deepen market penetration .Operational and technical infrastructure in place .Capitalize on impending market disruption •Approach $1.5 billion in assets •Net income in excess  of $10 million •ROE: double digit •ROA: high 80s

© 2016 by Evans Bancorp 11 For More Information, Contact Or visit us at: evansbancorp.com evansbank.com Deborah Pawlowski Kei Advisors LLC 716.843.3908 dpawlowski@keiadvisors.com John Connerton Chief Financial Officer 716.926.2023 jconner@evansbank.com